                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT



          This THIRD AMENDMENT TO CREDIT AGREEMENT ("Third Amendment") is entered into as of June 14, 1996 by and between THE TODD-AO CORPORATION, a Delaware corporation (the "Borrower") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, (the "Bank") and amends that certain Credit Agreement dated as of December 2, 1994 between Borrower and the Bank, as amended by a First Amendment to Credit Agreement dated as of March 13, 1995 and a Second Amendment to Credit Agreement dated as of April 5, 1996 (as so amended, the "Agreement").


                                     RECITAL


          The Borrower and the Bank desire to increase the Commitment, convert the Agreement from a revolving-to-term facility to a reducing revolving facility and amend certain covenants, all on the terms and conditions set forth herein.


          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and the Bank hereby agree as follows:

          1. TERMS. All terms used herein shall have the same meaning as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.


          2. AMENDATORY PROVISIONS TO AGREEMENT. The Borrower and the Bank hereby agree that the Agreement is amended as follows:

          2.1 The following definitions in Section 1.2 of the Agreement are amended and restated in their entirety as follows:

          "'Commitments'" means the Revolving Loan Commitment."

          "'Dollar Revolving Loan Commitment' means the Bank's undertaking to make Dollar-denominated Revolving Loans to the Borrower subject to the terms and conditions hereof in an aggregate principal amount not


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          to exceed $20,000,000, as the same may be adjusted pursuant to the provisions of Section 2.4."

          2.2  Subsection (d) of the definition of "Interest Period" in Section
1.2 of the Agreement is amended and restated in its entirety as follows:

               "(d) no Interest Period for a Borrowing shall extend beyond the Maturity Date;"

          2.3 The definition of "Loans" in Section 1.2 of the Agreement is amended by deleting "and the Term Loan."

          2.4 The definition of "Maturity Date" in Section 1.2 of the Agreement is amended by deleting "November 30, 2000" and inserting "November 30, 2003" in lieu thereof.

          2.5 The definition of "Pound Sterling Borrowing" in Section 1.2 of the Agreement is amended by deleting "or Pound Sterling Term Loans."

          2.6 The following new definition is inserted in proper alphabetical order as follows:

               "'Regular Amortization Amount' has the meaning set forth in
          Section 2.5(a)."

          2.7 The definitions of "Dollar Term Loan Commitment," "Pound Sterling Term Loan Commitment," "Pound Sterling Term Loans," "Term Loans," "Term Loan Commitment" and "Termination Date" in Section 1.2 of the Agreement are deleted in their entirety.

          2.8 Sections 2.1 and 2.3 of the Agreement are amended by deleting "Termination Date" and inserting "Maturity Date" in lieu thereof.

          2.9 Section 2.5(a) of the Agreement is amended and restated in its entirety as follows:

               "(a) On the last Offshore Rate Business Day of February, 2000, and on the last Offshore Rate Business Day of each May, August, November, and February thereafter through the Maturity Date (each such day, an "Amortization Date"), the Dollar Revolving Loan Commitment shall automatically reduce by an amount equal to 5% of the original Dollar Revolving Loan Commitment, and the Pound Sterling Revolving Loan Commitment shall automatically reduce by an amount equal to 5% of the original Pound Sterling Revolving Commitment (the "Regular Amortization Amount"), and the


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          Borrower shall on each such Amortization Date pay to the Bank the amount by which the principal amount of Revolving Loans denominated in Dollars and Pound Sterling Revolving Loans outstanding exceed the Dollar Revolving Loan Commitment and the Pounds Sterling Revolving Loan Commitment, respectively, as so reduced. The Dollar Revolving Loan Commitment and the Pounds Sterling Revolving Loan Commitment shall reduce to zero on the Maturity Date on which date the principal amount of all Revolving Loans shall be due and payable in full."

          2.10 Section 8.1(f) of the Agreement is amended by deleting "$4,000,000" and inserting "$8,000,000" in lieu thereof.

          2.11 Section 3 of the Agreement is amended and restated in its entirety as follows:

          "Section 3.  Intentionally left blank."

          2.12 The last sentence of Section 4.3(a) of the Agreement is amended by deleting "Term Loans" and "Term Loan Commitment" and inserting "Revolving Loans" and "Revolving Loan Commitment," respectively, in lieu thereof.

          2.13 The first sentence of Section 4.3(c) of the Agreement is amended by deleting ", in the case of Revolving Loans, and Section 3.2, in the case of Term Loans."

          2.14 The first sentence of Section 4.12 of the Agreement is amended by deleting "or of Term Loans pursuant to Section 3.4."

          2.15 Section 8.9 of the Agreement is amended by deleting "$5,000,000" and inserting "$10,000,000" in lieu thereof.

          2.16 Section 8.13 of the Agreement is amended and restated in its entirety as follows:

               "8.13     RATIO OF FREE AVAILABLE CASH FLOW TO FIXED CHARGES.
          Permit at any time, for the Borrower and its Subsidiaries calculated on a consolidated basis, the ratio of (i) Free Available Cash Flow for the four immediately preceding fiscal quarters to (ii) Interest Expense for the four immediately preceding fiscal quarters PLUS the current portion of Funded Indebtedness (including without limitation the current portion of capitalized leases, but excluding any Revolving Loan repayments due on the Maturity Date in excess of the Regular Amortization Amount) PLUS all pro


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          forma operating lease expense for the immediately following four fiscal quarters (excluding that portion of the lease balloon payment exceeding the usual quarterly reduction) to be less than (a) 1.75 to
          1.00 through and including November 30, 1998 and (b) 1.50 to 1.00 thereafter."

          2.17 All references to Chrysalis Television Facilities, Ltd. in the Agreement shall be deemed references to the new name of such Subsidiary, Todd-AO Europe Holdings Ltd.

          2.18 Exhibit A to the Agreement is amended by deleting all references to Term Loans.

          3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank that:

          3.1 AUTHORITY. The Borrower has all the necessary corporate power to make, execute and deliver this Third Amendment, and this Third Amendment is the legal, valid and enforceable obligation of the Borrower it purports to be.

          3.2 NO LEGAL OBSTACLE TO AGREEMENT. Neither the execution of this Third Amendment, the making by the Borrower of any borrowings under the Agreement, nor the performance of the Agreement has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which the Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of the Borrower other than pursuant to the Pledge Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by the Borrower of this Third Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any Borrowings by the Borrower under the Agreement.

          3.3 INCORPORATION OF CERTAIN REPRESENTATIONS. The representations and warranties set forth in Section 4 of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

          3.4 DEFAULT. No Event of Default under the Agreement has occurred and is continuing.

          3.5 NEW SIGNIFICANT SUBSIDIARIES. Except for Chrysalis Television Facilities, Ltd., a United Kingdom company, and Todd-AO Europe Holdings Ltd., a United Kingdom company, the Borrower has no


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Significant Subsidiaries which are not Guarantors or whose equity interests have not been pledged to the Bank, as required by Section 7.9 of the Agreement.

          4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Third Amendment shall be subject to the compliance by the Borrower with its agreements herein contained, and to the delivery of the following to the Bank in form and substance satisfactory to the Bank:

          4.1 AMENDMENT FEE. An amendment fee of $190,000 payable in two installments as follows: $150,000 due on the date of this Third Amendment and $40,000 due on November 30, 1996; PROVIDED, HOWEVER, that if the Borrower provides evidence satisfactory to the Bank that it has received at least $30,000,000 in gross proceeds from new equity investments after the date hereof and on or prior to November 30, 1996, the second installment of the amendment fee shall be waived.

          4.2 OTHER EVIDENCE. Such other evidence with respect to the Borrower or any other person as the Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Third Amendment and the Agreement and the compliance with the conditions set forth herein.

          5.   MISCELLANEOUS.

          5.1 CORPORATE PROCEEDINGS; INCUMBENCY CERTIFICATE. Not later than July 31, 1996, the Borrower shall deliver the following to the Bank in form and substance satisfactory to the Bank:

          (a) Documents representing corporate action taken by the Borrower, which documents may be in the form of consents or other form satisfactory to the Bank, authorizing the execution, delivery and performance of this Third Amendment, certified by the secretary or an assistant secretary of the Borrower as of the date such documents are delivered.

          (b) A certificate of the secretary or an assistant secretary of the Borrower, dated the date such certificate is delivered, as to the incumbency and signature of the officers of the Borrower executing on behalf of the Borrower this Third Amendment.

          5.2 REFERENCES TO CHRYSALIS IN PLEDGE AGREEMENT. All references to Chrysalis Television Facilities, Ltd. in the Pledge Agreement shall be deemed references to the new name of such Subsidiary, Todd-AO Europe Holdings Ltd.


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          5.3  EFFECTIVENESS OF THE AGREEMENT.  Except as provided in this
Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

          5.4 WAIVER. This Third Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any right, power or privilege under the Agreement, or any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise of any right, power, privilege or default hereunder, under the Agreement or under any agreement, contract, indenture, document or instrument mentioned in the Agreement. The Bank expressly reserves its right to exercise any remedy available to it under the Agreement, or any agreement, contract, indenture, document or instrument mentioned in the Agreement.

          5.5 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Third Amendment shall not become effective until the Borrower and the Bank shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Bank.

          5.6 LEGAL FEES. Borrower shall pay all inhouse legal counsel fees and expenses of the Bank incurred in connection with the preparation and negotiation of this Third Amendment when invoiced therefor.

          5.7 JURISDICTION. This Third Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of California.


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          IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as of the day and year first above written.



                                        THE TODD-AO CORPORATION,
                                        a Delaware corporation


                                        By: /s/ Coburn T. Haskell
                                            --------------------------
                                                  Coburn T. Haskell
                                        Title:    Vice President, Controller
                                               -----------------------------


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION


                                        By: /s/ Fred L. Thorne
                                           ---------------------------------
                                               Fred L. Thorne
                                               Vice President


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                              CONSENT OF GUARANTORS



          Each of the undersigned, as a Guarantor under its Continuing Guaranty dated as of December 2, 1994, hereby consents to the foregoing Third Amendment to Credit Agreement dated as of May 31, 1996 and confirms that its Continuing Guaranty remains in full force and effect after giving effect thereto.


Dated as of June 14, 1996


                         TODD-AO PRODUCTIONS INC.
                         TODD-AO STUDIOS EAST INC.
                         TODD-AO DIGITAL IMAGES
                         TODD-AO VIDEO SERVICES
                         TODD-AO STUDIOS WEST



                         By:
                             -------------------------
                                  J.R. DeLang
                                 Vice President


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